Exhibit 99.1
Investor Contact:
Stephen J. Mock
Media Contact:
Peter Wolf
Par Pharmaceutical Companies, Inc.
(201) 802-4000
PAR PHARMACEUTICAL FILES FORM 10-Q/A
FOR THIRD QUARTER OF 2006
Woodcliff Lake, N.J., July 30, 2007 — Par Pharmaceutical Companies, Inc. (NYSE:PRX) today filed with the U.S. Securities and Exchange Commission its Form 10-Q/A for the third quarter of 2006. This filing supplements the company’s original Form 10-Q filing which did not include Part I, Item 1 (Condensed Consolidated Financial Statements) and Item 2 (Management’s Discussion and Analysis of Financial Condition and Results of Operations). The company did not include these items in its original 10-Q because, due to inadvertent accounting errors, it was in the process of restating its consolidated financial statements for certain prior periods. Par intends to file its Form 10-K for 2006 and its Form 10-Q for the first quarter of 2007 at the earliest practicable date.
Third-Quarter and Nine-Month Results
For the third quarter ended September 30, 2006, Par reported total revenues of $174.0 million and net income of $4.4 million, or $0.13 per diluted share. This is compared with reported revenues of $99.6 million, net income of $12.2 million and diluted earnings per share of $0.36 for the same period in 2005. For the nine months ended September 30, 2006, Par reported total revenues of $541.5 million and net income of $1.7 million, or $0.05 per diluted share. This is compared with reported revenues of $334.2 million, net income of $20.4 million and diluted earnings per share of $0.59 for the first nine months of 2005.
Third-quarter 2006 reported, or GAAP results, include severance costs of $7.1 million, a $3.1 million gain relating to a settlement agreement and a $1.9 million loss on the return of inventory relating to the same agreement, all of which are discussed in more detail below. Adjusting for these items, net income for the third quarter 2006 was $8.0 million, or $0.23 per diluted share. By comparison, third-quarter 2005 reported results included an investment gain of $21.1 million, the resolution of tax contingencies of $7.2 million and a $7.0 million asset impairment. Adjusting for these items, the company posted a net loss of $3.6 million, or $0.10 per diluted share for the third-quarter of 2005.
In addition, Par’s reported, or GAAP results, for the nine months ended September 30, 2006, included a write-off of approximately $10.0 million of accounts receivable relating to invalid customer deductions, the collection of which the company determined it would no longer pursue, and more than $5.0 million of expense relating to the write-down of an equity investment and an arbitration settlement. After adjusting for these items, net income for the first nine months of 2006 was $14.6 million, or $0.42 per diluted share. By comparison, reported results for the nine months ended October 1, 2005 included a net investment gain of $16.0 million, the resolution of tax contingencies of $7.2 million asset impairment. Adjusting for these items, net income for the first nine months of 2005 was $7.7 million, or $0.22 per diluted share (see reconciliation between reported (GAAP) and adjusted net income (loss) at the end of this press release).

Effective January 1, 2006, Par began recording stock-based compensation in accordance with SFAS 123R. As a result, Par recognized stock option expense of $5.7 million, or $0.10 per diluted share, in the third quarter of 2006 and stock option expense of $13.1 million, or $0.23 per diluted share, for the first nine months of 2006.
Third-Quarter Review
For the third quarter of 2006, total revenues increased 75 percent compared with the same period a year ago, due primarily to the introduction of new products. Among the products introduced since the third quarter of 2005, fluticasone nasal spray achieved sales of $48.1 million; the various amoxicillin products totaled $15.5 million; and cabergoline contributed sales of $9.7 million in the third quarter of 2006. Par markets fluticasone and the amoxicillin products in the U.S. through supply and distribution agreements with GlaxoSmithKline (GSK). Sales of Megace® ES (megestrol acetate) oral suspension, the company’s first branded product, increased 46 percent to $12.7 million in the third quarter. Partially offsetting these increases were reduced sales of tramadol HCl and acetaminophen tablets, which declined by $15.4 million from the third quarter of 2005, and paroxetine, which decreased by $4.5 million from last year, due to competitive pressures.
Par’s third quarter gross margin was 32 percent of sales, compared to 33 percent in 2005. The decrease in the company’s gross margin reflects, in part, the introduction of fluticasone nasal spray and the amoxicillin products. After profit sharing arrangements with GSK, these products have significantly lower gross margin percentages than many of the products sold by the company in the third quarter of 2005.
Research and development (R&D) expense decreased 13 percent to $12.6 million in the third quarter of 2006. The decrease resulted, in part, from a $4.4 million net reduction of expenses for outside product development projects following the termination of an agreement with Advancis Pharmaceutical Corporation in 2005. Also contributing to the decline in R&D expense were lower clinical trial costs of $2.6 million due to the discontinuation of the company’s Phase III clinical trial of megestrol acetate concentrated suspension in cancer-induced anorexia. This was partially offset by increased internal development costs of $4.6 million driven by employment costs and operating costs related to new R&D facilities.
Third-quarter selling, general and administrative (SG&A) expense increased 77 percent to $40.1 million. Effective as of the third quarter of 2006, Par entered into separation and release agreements with certain executive officers of the company. In connection with these agreements, the company recorded severance expenses of $7.1 million in the third quarter, which is included in SG&A expense. Also contributing to the rise in SG&A expense was increased marketing and selling costs of $5.0 million in support of Megace® ES and stock compensation expense of $2.0 million due to the implementation of SFAS 123R.
In September 2006, Par and Three Rivers Pharmaceuticals, LLC terminated their relationship relating to the development, manufacture and distribution of various ribavirin products. As part of the settlement agreement, Par sold its rights associated with these products, including certain assets and the assumption of certain liabilities, to Three Rivers for $6.6 million. The company recognized a gain on the transaction of $3.1 million in the third quarter of 2006, which was recorded in other (income) expense, net. As a result of the agreement, a wholesaler returned inventory to Par resulting in a third-quarter loss of $1.9 million, which was recorded in cost of goods sold.
Par’s financial restatement has not impacted the company’s ongoing sales and operations. Par currently has cash, cash equivalents and available for sale securities on hand of approximately $350 million. There has been no increase in the company’s borrowings in 2006 or 2007. Par’s cash balances are subject to fluctuation based upon the timing of payments due to the company’s distribution agreement partners.
For a copy of Par’s Form 10-Q/As for the quarterly period ended September 30, 2006, visit Investors/SEC Filings on the Par web site at www.parpharm.com.
Non-GAAP Measures
We prepare our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP). In an effort to provide investors with additional information regarding the company’s results and to provide a meaningful year-over-year comparison of the company’s financial performance, we sometimes use non-GAAP financial measures as defined by the Securities and Exchange Commission. The differences between the U.S. GAAP and non-GAAP financial measures are reconciled in the attached. In presenting comparable results, the company discloses non-GAAP financial measures when it believes such measures will be useful to investors in evaluating the company’s underlying business performance. Management uses the non-GAAP financial measures to evaluate the company’s financial performance against internal budgets and targets. In addition, management internally reviews the results of the company excluding the impact of certain items as it believes that these non-GAAP financial measures are useful for evaluating the company’s core operating results and facilitating comparison across reporting periods. Importantly, the company believes non-GAAP financial measures should be considered in addition to, and not in lieu of U.S. GAAP financial measures. The company’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.
About Par
Par Pharmaceutical Companies, Inc. develops, manufactures and markets generic drugs and innovative branded pharmaceuticals for specialty markets. For press release and other company information, visit www.parpharm.com.
Safe Harbor Statement
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. To the extent any statements made in this news release contain information that is not historical, these statements are essentially forward-looking and as such, are subject to risks and uncertainties, including the extent and impact of litigation arising out of the accounting issue described in this and prior public announcements, including the lawsuit brought against the company by the trustee for the company’s Senior Subordinated Convertible Notes seeking an accelerated payment of the $200 million of principal of and accrued interest on the notes or, in the alternative, damages, the difficulty of predicting FDA filings and approvals, acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, new product development and launch, reliance on key strategic alliances, uncertainty of patent litigation filed against the company, availability of raw materials, the regulatory environment, fluctuations in operating results and other risks and uncertainties detailed from time to time in the company’s filings with the Securities and Exchange Commission (SEC), such as the company’s reports on Form 10-K, Form 10-Q, and Form 8-K, and amendments thereto. The company can make no assurance as to the potential effects of the restatement, including the effects of any investigations, informal or otherwise, conducted by the SEC, or other entities, or lawsuits filed against the company in connection therewith. Any forward-looking statements included in this press release are made as of the date here of only, based on information available to the company as of the date hereof, and, subject to any applicable law to the contrary, the company assumes no obligation to update any forward-looking statements.
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PAR PHARMACEUTICAL COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Data)
(Unaudited)

	September 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$96,679	$93,477
Available for sale debt and marketable equity securities	95,750	103,066
Accounts receivable, net	102,721	62,362
Inventories	111,124	96,393
Prepaid expenses and other current assets	11,668	18,759
Deferred income tax assets	75,678	69,256
Income taxes receivable	18,859	18,859
Assets held for sale	—	1,944

Total current assets	512,479	464,116

Property, plant and equipment, at cost less accumulated depreciation and amortization	90,875	87,570
Available for sale debt and marketable equity securities	7,659	3,741
Investment in joint venture	4,205	4,153
Other investments	22,588	21,741
Intangible assets, net	45,965	36,235
Goodwill	58,729	58,729
Deferred charges and other assets	16,239	8,828
Non-current deferred income taxes, net	48,942	50,917

Total assets	$807,681	$736,030

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$2,312	$3,011
Accounts payable	43,456	56,412
Payables due to distribution agreement partners	100,549	46,937
Accrued salaries and employee benefits	13,766	12,780
Accrued expenses and other current liabilities	18,603	25,739
Income taxes payable	12,961	9,683
Liabilities held for sale	—	1,944

Total current liabilities	191,647	156,506

Long-term debt, less current portion	201,895	202,001
Other long-term liabilities	345	335

Stockholders’ equity:
Preferred Stock, par value $0.0001 per share, authorized 6,000,000 shares; none issued and outstanding	—	—
Common Stock, par value $0.01 per share, authorized 90,000,000 shares; issued and outstanding 35,880,817 and 35,114,026 shares	359	351
Additional paid-in-capital	249,417	217,403
Retained earnings	195,211	193,515
Accumulated other comprehensive gain (loss)	1,626	(1,903)
Treasury stock, at cost 871,738 and 848,588 shares	(32,819)	(32,178)

Total stockholders’ equity	413,794	377,188

Total liabilities and stockholders’ equity	$807,681	$736,030

The accompanying notes are an integral part of these condensed consolidated financial statements.

PAR PHARMACEUTICAL COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,	October 1,	September 30,	October 1,
	2006	2005	2006	2005
		(Restated see		(Restated see
		Note 2)		Note 2)
Revenues:
Net product sales	$168,951	$96,987	$528,571	$317,788
Other product related revenues	5,028	2,617	12,964	16,390

Total revenues	173,979	99,604	541,535	334,178
Cost of goods sold	118,919	66,432	382,540	199,997

Gross margin	55,060	33,172	158,995	134,181
Operating expenses:
Research and development	12,574	14,512	43,983	47,928
Selling, general and administrative	40,053	22,656	111,337	67,979
Intangible assets impairment	—	6,999	—	6,999

Total operating expenses	52,627	44,167	155,320	122,906

Operating income (loss)	2,433	(10,995)	3,675	11,275

Other income (expense), net	3,016	17	1,870	(190)
Equity loss from joint venture	(18)	(271)	(497)	(413)
Net investment gain (loss)	—	21,137	(3,773)	16,013
Interest income	2,098	1,396	6,055	3,837
Interest expense	(1,681)	(1,806)	(5,069)	(5,240)

Income from continuing operations before provision (benefit) for income taxes	5,848	9,478	2,261	25,282
Provision (benefit) for income taxes	1,461	(3,331)	565	2,765

Income from continuing operations	4,387	12,809	1,696	22,517

Discontinued operations:
Loss from discontinued operations	—	(915)	—	(3,409)
Benefit for income taxes	—	(349)	—	(1,296)

Loss from discontinued operations	—	(566)	—	(2,113)

Net income	$4,387	$12,243	$1,696	$20,404

Basic earnings (loss) per share of common stock:
Income from continuing operations	$0.13	$0.37	$0.05	$0.66
Loss from discontinued operations	—	(0.01)	—	(0.06)

Net income	$0.13	$0.36	$0.05	$0.60

Diluted earnings (loss) per share of common stock:
Income from continuing operations	$0.13	$0.37	$0.05	$0.65
Loss from discontinued operations	—	(0.01)	—	(0.06)

Net income	$0.13	$0.36	$0.05	$0.59

Weighted average number of common shares outstanding:
Basic	34,468	34,205	34,401	34,119

Diluted	34,566	34,391	34,636	34,404

The accompanying notes are an integral part of these condensed consolidated financial statements.

Reconciliation Between Reported (GAAP) and Adjusted Net Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	Sept. 30,	Oct. 1,
	2006	2005
Reported Net Income	$4,387	$12,243
Severance Costs	7,106	—
Gain on Settlement, Net of Return of Inventory	(1,150)	—
Investment Gain	—	(21,137)
Resolution of Tax Contingencies	—	(7,218)
Asset Impairment	—	6,999
Estimated Tax on Adjustments	(2,323)	5,514

Adjusted Net Income (Loss) (non-GAAP measure)	$8,020	($3,599)

Diluted Earnings (Loss) Per Share:
Reported	$0.13	$0.36

Adjusted (non-GAAP measure)	$0.23	($0.10)

	Nine Months Ended
	Sept. 30,	Oct. 1,
	2006	2005
Reported Net Income	$1,696	$20,404
Write-off of Accounts Receivable Relating to Invalid Customer Deductions	9,965	—
Severance Costs	7,106	—
Net Investment Loss	3,773	—
Gain on Settlement, Net of Return of Inventory	(1,150)	—
Arbitration Settlement	1,502	—
Net Investment Gain	—	(16,013)
Resolution of Tax Contingencies	—	(7,218)
Asset Impairment	—	6,999
Estimated Tax on Adjustments	(8,266)	3,515

Adjusted Net Income (non-GAAP measure)	$14,626	$7,687

Diluted Earnings (Loss) Per Share:
Reported	$0.05	$0.59

Adjusted (non-GAAP measure)	$0.42	$0.22